UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2022

CRANE HOLDINGS, CO.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

Delaware	1-1657	88-0706021
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 First Stamford Place Stamford CT	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 203-363-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00	CR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

Supplemental Indentures

On May 16, 2022, Crane Co., a Delaware corporation and the predecessor-by-conversion to Crane LLC (as defined below) (“Crane Co.”), completed its previously announced Reorganization Merger, the Conversion and the Distribution (each as defined below and described further in Item 2.01). In connection therewith, upon the consummation of the Distribution and pursuant to the terms of (i) the Indenture, dated as of December 13, 2013 (as the same may be amended, modified or restated from time to time, the “2023 Indenture”), between Crane Co., as issuer (the “Issuer”), and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association and The Bank of New York Mellon), as trustee (the “Trustee”), providing for the issuance of the 4.45% Senior Notes due 2023 (the “2023 Notes”), (ii) the Indenture, dated as of April 1, 1991 (as the same may be amended, modified or restated from time to time, the “2036 Indenture”), between the Issuer and the Trustee (as successor in interest to U.S. Bank National Association and The Bank of New York), providing for the issuance of the 6.55% Senior Notes due 2036 (the “2036 Notes”) and (iii) the Indenture, dated as of February 5, 2018 (as the same may be amended, modified or restated from time to time) (collectively with the 2023 Indenture and the 2036 Indenture, the “Indentures”), between the Issuer and the Trustee (as successor in interest to U.S. Bank National Association), providing for the issuance of the 4.20% Senior Notes due 2048 (collectively with 2023 Notes and 2036 Notes, the “Notes”), Crane Holdings, Co., a Delaware corporation (“Crane Holdings”), and the Trustee entered into a supplemental indenture to each Indenture (each, a “Supplemental Indenture”) in order to assume all of the Issuer’s rights and obligations, and succeed to all of the Issuer’s obligations, under each Indenture and the Notes.

The foregoing description is not complete and is qualified in its entirety by reference to the Indentures, the Supplemental Indentures and the forms of the Notes, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8 and 4.9, respectively, hereto and are incorporated into this Item 1.01 by reference.

Revolving Credit Agreement

In connection with the Reorganization Merger, the Conversion and the Distribution, on May 16, 2022, Crane Holdings entered into Amendment No. 1, dated as of May 16, 2022 (the “Amendment”), by and among Crane Co. (the “Prior Credit Agreement Party”), Crane Holdings, CR Holdings C.V., a Dutch limited partnership and a wholly-owned subsidiary of Crane Co. (the “Dutch Borrowing Subsidiary”), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, which amends that certain 5-Year Revolving Credit Agreement, dated as of July 28, 2021 (the “Existing Revolving Credit Agreement”, and the Existing Revolving Credit Agreement, as amended by the Amendment, the “Revolving Credit Agreement”), by and among the Prior Credit Agreement Party, the Dutch Borrowing Subsidiary, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and pursuant to which, among other things (i) Crane Holdings assumed all of the rights and obligations of the Prior Credit Agreement Party under the Existing Revolving Credit Agreement and (ii) the Prior Credit Agreement Party assigned to Crane Holdings, and was released from, all of the Prior Credit Agreement Party’s rights and obligations under the Existing Revolving Credit Agreement, in each case, effective as of the effective time of the Distribution.

Consistent with the Existing Revolving Credit Agreement, the Revolving Credit Agreement provides for a $650 million revolving credit facility, maturing July 2028. Interest on loans made under the Revolving Credit Agreement in U.S. Dollars accrues, at Crane Holdings’ option, at a rate per annum equal to (1) a base rate (determined in a customary manner), plus a margin ranging from 0.0% to 0.50% depending upon the ratings by S&P and Moody’s of Crane Holdings’ senior unsecured long-term debt (the “Index Debt Rating”) or (2) an adjusted LIBO rate (determined in a customary manner) or the applicable replacement rate (determined based on “hardwired” LIBOR transition provisions consistent with those published by the Alternative Reference Rates Committee) for an interest period to be selected by Crane Holdings, plus a margin ranging from 0.805% to 1.50% depending upon the Index Debt Rating (such margin, the “Applicable LIBOR Margin”). Interest on loans made under the Revolving Credit Agreement in agreed upon alternative currencies accrues at a rate per annum equal to the adjusted LIBO rate (determined in a customary manner and with respect to deposits in the applicable alternative currency) or the applicable replacement rate (determined based on “hardwired” LIBOR transition provisions consistent with those published by the Alternative Reference Rates Committee) (other than loans made in Canadian Dollars, for which a CDOR Screen Rate applies) for an interest period to be selected by Crane Holdings plus the Applicable LIBOR Margin or the corresponding margin applicable to such replacement rate.

A facility fee on the daily unused portion of the commitments under the Revolving Credit Agreement accrues at a rate per annum ranging from 0.07% to 0.25% depending on the Index Debt Rating. With respect to letters of credit, Crane Holdings will pay letter of credit participation fees at a rate per annum equal to the Applicable LIBOR Margin then in effect under the Revolving Credit Agreement on the average daily amount of all outstanding letters of credit. Crane Holdings will also pay Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A., each an issuing bank, customary documentation and fronting fees for each letter of credit issued under the Revolving Credit Agreement by such issuing bank.

The Revolving Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on Crane Holdings and its subsidiaries with respect to indebtedness, liens, mergers, consolidations, liquidations and dissolutions, sales of all or substantially all assets, transactions with affiliates and hedging arrangements. Crane Holdings must also maintain a debt to capitalization ratio not to exceed 0.65 to 1.00 at all times. The Revolving Credit Agreement also provides for customary events of default, including failure to pay principal, interest or fees when due, failure to comply with covenants, any representation or warranty made by Crane Holdings or any of its material subsidiaries being false in any material respect, default under certain other material indebtedness, certain insolvency or receivership events affecting Crane Holdings and its material subsidiaries, certain ERISA events, material judgments and a change in control of Crane Holdings.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Commercial Paper Program

On May 16, 2022, upon the consummation of the Distribution, Crane Holdings entered into an agreement with the financial institutions acting as dealers and as issuing and paying agent under the Crane Co., as issuer (the “Commercial Paper Issuer”), commercial paper program (the “Program”), pursuant to which such parties acknowledged and agreed to the assumption, as of the effective time of the Distribution, by Crane Holdings of all of the Commercial Paper Issuer’s rights and obligations under the Program. In connection with the foregoing, Crane Holdings will be able to issue short-term, unsecured commercial paper notes (the “Commercial Paper”) pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Amounts available under the Program may be borrowed, repaid and re-borrowed from time to time, with the aggregate face or principal amount of any Commercial Paper outstanding under the Program at any time not to exceed $650,000,000. The Commercial Paper will have maturities of up to 397 days from date of issue. The Commercial Paper will rank at least pari passu with all of Crane Holdings’ other unsecured and unsubordinated indebtedness. Crane Holdings expects to use the net proceeds of the issuances of Commercial Paper for general corporate purposes and the Revolving Credit Agreement as a liquidity backstop for the Commercial Paper issued under the Program. As of the date hereof, there is $163,600,000 outstanding under the Program.

Two financial institutions will continue to act as dealers under the Program pursuant to the terms and conditions of the commercial paper dealer agreement entered into between Crane Holdings and the respective dealer. Crane Holdings may engage additional financial institutions to act as dealers for the Program. A national bank will continue to act as the issuing and paying agent for the Program pursuant to the terms of an issuing and paying agent agreement.

The commercial paper dealer agreements set forth the terms on which the respective dealers will either purchase Commercial Paper from Crane Holdings or arrange for the sale by Crane Holdings of Commercial Paper. The commercial paper dealer agreements contain customary representations, warranties, covenants and indemnification provisions.

The foregoing description is not complete and is qualified in its entirety by reference to the terms set forth in the commercial paper dealer agreements, a form of which is filed as Exhibit 10.2 hereto and incorporated into this Item 1.01 by reference.

The financial institutions acting as dealers and certain of their affiliates have provided, and may in the future provide, commercial banking, investment banking and other financial advisory services to Crane Holdings and its affiliates for which such financial institutions and applicable affiliates have received, or may in the future receive, customary fees, expense reimbursement and other compensation.

No Commercial Paper has been or will be registered under the Securities Act or state securities laws, and no Commercial Paper may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy Commercial Paper or any other securities.

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

On May 16, 2022, Crane Co. completed its previously announced reorganization merger pursuant to the Agreement and Plan of Merger, dated as of February 28, 2022 (the “Reorganization Agreement”), by and among Crane Co., Crane Holdings and Crane Transaction Company, LLC, a Delaware limited liability company and, as of immediately prior to the consummation of such merger, a wholly-owned subsidiary of Crane Holdings (“Merger Sub”). The Reorganization Agreement provided for the merger of Crane Co. and Merger Sub, with Crane Co. surviving the merger as a wholly-owned subsidiary of Crane Holdings (the “Reorganization Merger”). The Reorganization Agreement was approved and adopted by Crane Co.’s stockholders at Crane Co.’s Annual Meeting of Stockholders, which was held on May 16, 2022.

At the effective time of the Reorganization Merger, all of the issued and outstanding shares of Crane Co.’s common stock, par value $1.00 per share (“Crane Co. Common Stock”), other than treasury shares (which were cancelled), were converted automatically on a one-for-one basis into shares of Crane Holdings common stock, par value $1.00 per share (“Crane Holdings Common Stock”), and, as a result, the current stockholders of Crane Co. automatically became stockholders of Crane Holdings, holding the same number and percentage of shares of Crane Holdings Common Stock as they held of Crane Co. Common Stock as of immediately prior to the Reorganization Merger.

As of the effective time of the Reorganization Merger, the rights of stockholders of Crane Holdings are governed by the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of Crane Holdings, copies of which are filed as Exhibits 3.1 and 3.2, respectively, hereto and are incorporated into this Item 2.01 by reference.

In addition, at the effective time of the Reorganization Merger, (i) each outstanding option to purchase shares of Crane Co. Common Stock was adjusted automatically into an option to acquire, at the same exercise price, an identical number of shares of Crane Holdings Common Stock and (ii) each outstanding restricted share unit, performance-based restricted share unit and deferred stock unit, in each case, for shares of Crane Co. Common Stock was adjusted automatically into a corresponding restricted share unit, performance-based restricted share unit and deferred stock unit, respectively, for an identical number of shares of Crane Holdings Common Stock. Except as set forth in the prior sentence, all such equity awards continue to have the same terms and conditions as applied immediately prior to the Reorganization Merger.

In connection with the Reorganization Merger, Crane Holdings replaced Crane Co. as the publicly held corporation traded on the New York Stock Exchange (the “NYSE”). It is currently expected that, on May 17, 2022, shares of Crane Holdings Common Stock will commence trading under the current Crane Co. ticker symbol “CR” on the NYSE.

The directors and executive officers of Crane Holdings immediately following the completion of the Reorganization Merger are the same individuals who were directors and executive officers, respectively, of Crane Co. as of immediately prior to the Reorganization Merger, each holding the same position at Crane Holdings that such individual held at Crane Co. immediately prior to the effective time of the Reorganization Merger.

Upon completion of the Reorganization Merger, Crane Holdings Common Stock was deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Rule 12g-3(a) promulgated thereunder and, for purposes of Rule 12g-3(a), Crane Holdings is the successor issuer to Crane Co. Future filings by Crane Holdings with the United States Securities and Exchange Commission will be filed by Crane Holdings under Crane Co.’s existing CIK number: 0000025445.

The foregoing description of the Reorganization Agreement is not complete and is qualified in its entirety by reference to the Reorganization Agreement, a copy of which was filed as Appendix A to the proxy statement/prospectus included in Amendment No. 2 to Crane Holdings’ Registration Statement on Form S-4 (Registration No. 333-263119) filed on April 14, 2022.

Following the Reorganization Merger, Crane Co. (which, as a result of the Reorganization Merger, became a wholly-owned subsidiary of Crane Holdings) converted from a Delaware corporation into a Delaware limited liability company named “Crane LLC” (the “Conversion” and, together with the Reorganization Merger, the “Reorganization”). Following the Reorganization, substantially all of the assets of Crane LLC were distributed, assigned, transferred, conveyed and delivered to, and related liabilities of Crane LLC were assumed by, Crane Holdings (the “Distribution”).

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

ITEM 5.01	Change in Control of Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2022, as of immediately following the effective time of the Reorganization Merger, the directors and executive officers of Crane Co. immediately prior to the Reorganization Merger were appointed to the same respective positions with Crane Holdings. Each of the directors of Crane Co. was appointed to serve on the same committees of the board of directors of Crane Holdings as such director had served on for the board of directors of Crane Co. immediately prior to the Reorganization Merger.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated February 28, 2022, by and among Crane Co., Crane Holdings, Co., and Crane Transaction Company, LLC (included as Appendix A to the proxy statement/prospectus included in Amendment No. 2 to Crane Holdings, Co.’s Registration Statement on Form S-4 (Registration No. 333-263119) filed on April 14, 2022)

3.1	Amended and Restated Certificate of Incorporation of Crane Holdings, Co., dated as of May 16, 2022

3.2	Amended and Restated By-laws of Crane Holdings, Co., dated as of May 16, 2022

4.1	Indenture, dated as of December 13, 2013, between Crane Co. and The Bank of New York Mellon, as trustee

4.2	First Supplemental Indenture to the Indenture dated December 13, 2013, dated as of May 16, 2022, between Crane Holdings, Co. and U.S. Bank Trust Company, National Association

4.3	Form of Note for 4.450% Notes due 2023

4.4	Indenture dated as of April 1, 1991 between Crane Co. and the Bank of New York

4.5	First Supplemental Indenture to the Indenture dated April 1, 1991, dated as of May 16, 2022, between Crane Holdings, Co. and U.S. Bank Trust Company, National Association

4.6	Form of Note for 6.55% Notes due 2036

4.7	Indenture, dated as of dated as of February 5, 2018, between Crane Co. and U.S. Bank National Association, as trustee

4.8	First Supplemental Indenture to the Indenture dated February 5, 2018, dated as of May 16, 2022, between Crane Holdings, Co. and U.S. Bank Trust Company, National Association

4.9	Form of Note for 4.200% Senior Notes due 2048

10.1	Amendment No. 1, dated as of May 16, 2022, by and among Crane Co., Crane Holdings, Co., CR Holdings C.V., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

10.2	Form of Commercial Paper Dealer Agreement by and between Crane Holdings, Co. and the respective commercial paper dealer party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE HOLDINGS, CO.

May 16, 2022

	By:	/s/ Anthony M. D’Iorio
	Name:	Anthony M. D’Iorio
	Title:	Senior Vice President, General Counsel and Secretary